Exhibit 10.1

Made this on the date stipulated in Section 1 of the Schedule

License and Service Agreement

Between

The person with particulars in Section 2 of the Second Schedule

(“Licensor”)

And

The person with particulars in Section 3 of the Second Schedule

(“Licensee”)

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THIS LICENSE AND SERVICE AGREEMENT (the “Agreement”) is made on the date stipulated in Section 1 of the Second Schedule (“Agreement Date”).

BETWEEN

The person with particulars in Section 2 of the Second Schedule (hereinafter referred to as the “Licensor”) of the one part;

AND

The person with particulars in Section 3 of the Second Schedule (hereinafter referred to as the “Licensee”) of the last part.

(the Licensee and the Licensor are hereinafter individually referred as the “Party” and collectively referred as the “Parties”)

RECITALS:

A.	The Licensor is in the business of, amongst others, technology service activities and has experience and expertise in providing application, services and turnkey solutions on artificial intelligence (AI) in various aspects, including customization, video production, brand engagement, marketing, and content creation.

B.	The Licensee is in the business of, e-commerce platform connecting subscribers with local merchants by offering activities, travel, goods, services and rewards.

C.	In consideration of the Licensor’s skills, experience and expertise, the Licensee is desirous to enter into this Agreement with the Licensor for the Licensor to provide turnkey solution to the Licensee as more specifically described in Clause 4 read together with Third Schedule hereto all subject to the terms and conditions hereinafter contained.

NOW THEREFORE, in consideration of the mutual rights and obligations hereunder, the Parties mutually agree as follows:

1.0	Definitions

1.1	In this Agreement and the Schedules, unless the contrary intention appears, defined terms used in this Agreement have the meanings ascribed in First Schedule – Glossary of Terms. Other terms used in this Agreement are defined in context in which they are used and shall have the meanings indicated therein.

2.0	Interpretation

2.1.	Headings and subheadings in this Agreement are inserted for convenience of reference only and:-

2.1.1	shall not be taken, read or construed as essential parts of this Agreement;

2.1.2	shall not affect the interpretation and construction of the provisions to which they refer to; and

2.1.3	shall not limit or extend the language of the provisions to which they refer to.

2.2.	References herein to Recitals and Clauses are to be construed as references to recitals and clauses in this Agreement unless otherwise stated. The words “herein”, “hereof”, “hereunder”, “hereto” or “hereafter” and other words of similar import shall refer to this Agreement as a whole and not to any particular provision.

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2.3.	The word “law” or “laws” mean any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, statute, treaty, directive, by-law, rule or regulation.

2.4	Unless the context otherwise requires, words (including the words defined herein):-

2.4.1	denoting the singular number shall include the plural and vice versa; and

2.4.2	denoting the masculine gender shall include the female and neuter genders and vice versa.

2.5.	For the purposes of calculating any period of time stipulated herein, or when an act is required to be done within a specified period after or from a specified date, the period is inclusive of and time begins to run from the date so specified.

2.6.	The Recitals set forth above are incorporated herein by reference and made a part of this Agreement as if fully set forth herein.

2.7.	The Schedules and Appendices to this Agreement shall be incorporated into and deemed part of this Agreement and all references to this Agreement shall include the Schedules and Appendixes to this Agreement.

2.8.	The documents comprising this Agreement shall be read in the following order of precedence:

i)	the Clauses of this Agreement;

ii)	the Schedules;

iii)	the Appendices;

and in the event of a conflict the document higher up in the order of precedence shall prevail to the extents of such inconsistency.

3.0	TerM

3.1	Notwithstanding the Agreement Date and subject to Clause 3.2 below, this Agreement shall commence from the date as stipulated in Section 4 of the Second Schedule (“Effective Date”) and remain in force for a period as stated in Section 5 of the Second Schedule (“Term”) unless otherwise frustrated, rescinded and/or terminated in accordance with Clause 18 herein provided that the Parties shall be opened to commercial negotiations from time to time pertaining to the contents of this Agreement whereby should any such negotiations materialize, the Parties shall record such mutually agreed negotiations into written instrument which shall be supplemental to this Agreement.

3.2	Unless the Agreement is otherwise frustrated, rescinded and/or terminated in accordance to Clause 18, it is hereby agreed whereupon the expiration of the Term, the Licensee shall have the discretion to renew the Term for a subsequent fixed period stipulated in Section 6 of the Second Schedule (“Renewed Term”) provided that any such renewal under this provision (if any) shall only be effective upon the Parties agreed in writing in which all the terms and conditions of this Agreement shall, unless otherwise agreed by the Parties in writing, subsist and applicable mutatis mutandis to the whole Renewed Term.

3.3	During the whole Term and/or Renewed Term (whichever applicable), the Parties shall undertake and perform their respective obligations as set forth in this Agreement and shall do such acts necessary to ensure the successful performance of this Agreement.

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4.0	Grant Of Licence and SCOPE OF SERVICE

4.1	In consideration of the Licensee agreeing to pay the relevant License Fees (as hereinafter defined), the Licensor hereby grants to the Licensee (and its successors, assigns and employees as permitted herein) a non-exclusive, non-transferable, royalty-free license to use and operate an artificial intelligence (AI) software solution (the “AI Software”) as more particularly described in Third Schedule herein in accordance with this Agreement.

4.2	The Licensor shall hand over the AI Software, including but not limited to the Source Code and others [collectively known as the “Deliverables”], to the Licensee in order to be used and operated by the Licensee for its business within one (1) month from the date of signing of this Agreement. For the avoidance of doubt, the Deliverables will be appended in the Fifth Schedule herein.

4.3	All such AI Software and/or Deliverables shall be supplied under and subject to this Agreement and the Licensor shall be responsible for such supply (even if the Licensor procures the supply of such Software or Source Code from Licensor Affiliates or any third party). No such supply shall create any contractual relationship between (1) a Licensor Affiliate or third party and Licensee or (2) Licensor and Licensee.

4.4	Unless otherwise stated in this Agreement, the license granted in paragraph 4.1 above is a license with the right to receive maintenance (which shall be provided in accordance with Clause 5 hereinunder) throughout the Term of this Agreement.

4.5	In performing the AI Software and/or Deliverables during the Term and/or Extended Term (whichever applicable), the Licensor warrants that it shall provide the following services in a competent and professional manner: -

(a)	maintain the AI Software and/or Deliverables in an operable and proper condition as per the specifications mutually agreed;

(b)	provide the Licensee with updates to the AI Software and/or Deliverables by way of notification and training;

(c)	provide the Licensee with general advice, know-how and guidance relating to the management, the necessary information technology support via telephonic, electronic and remote access and operation of its business with the implementation of the AI Software and/or Deliverables;

(d)	allocate at least one (1) representative to provide additional training pertaining to the installation and implementation of the AI Software and/or Deliverables upon the Licensee’s request and at the Licensee’s expense including but not limited to respond to any enquiries of the Licensee;

(e)	save, store safe and back- up the data and records of the AI Software and/or Deliverables and provide or furnish such data and records to the Licensee upon request;

(f)	report to the Licensee immediately if the Licensor discovers any error, bug or any other problem in the AI Software and/or Deliverables;

(g)	furnish the Licensee such patches for bug fixing that have been tested by the Licensor and agreed to by the Licensee before they are incorporated into the AI Software and/or Deliverables.

4.6	In addition to Clause 4.5, the Licensor shall also warrant to provide all services within the mentioned timeline as encompassed in the Fifth Schedule.

5.0	MAINTENANCE AND Service Levels

5.1	The Licensor shall be responsible for the ongoing maintenance of the AI Software and/or Deliverables and/or solution provided under this Agreement for the entire term of the Agreement.

5.2	In the event the AI Software and/or Deliverables does not perform as required and/or as agreed for the duration of the Agreement, such failure will be notified as per Clause 24 by the Licensee to the Licensor and shall be remedied by the Licensor within twenty-four (24) hours upon receipt of the notice.

5.3	The Licensor shall implement the AI Software and/or Deliverables in compliance with, and in a manner and to a standard that meets or exceeds, the service levels (“SLA”) set out in Fourth Schedule.

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5.4	In the event that the Licensor fails to meet the SLA, the following procedure shall be followed: -

(a)	The Licensee shall promptly notify the Licensor in writing of the service level breach;

(b)	The Licensor shall acknowledge the notification and initiate actions to address and resolve the issue.

5.5	In the event of a recurring and confirmed breach of SLA, the Licensor shall provide service credits to the Licensee as compensation. Service credits shall be calculated based on the severity and duration of the breach, as mutually agreed upon by both parties.

6.0	Individual contractor status

6.1	The Parties shall act as independent contractors and no Party shall act as agent for or partner of any of the other Party for any purpose whatsoever, and the employees of one Party shall not be deemed the employees of any of the other Party. No Party shall enter into any agreement with any third party on the other Party’s behalf.

6.2	Each Party shall remain responsible, for the withholding and payment of all taxes, payroll levies, statutory deductions and contributions or such other employee benefit requirement now existing of hereafter enacted and attributable to their respective employees and agents.

7.0	testing and acceptance

7.1	The Licensor shall carry out their respective responsibilities pertaining to AI Software and/or Deliverables rendered by the Licensor in accordance with the mutually agreed acceptance test plan.

7.2	The Licensor shall conduct user acceptance test (“UAT”) together with the Licensee which results are to be verified and acknowledged by the Licensee whereby in the event the end result fails to satisfy the acceptance criteria mutually agreed upon by both parties, the testing shall be repeated at reasonable intervals as required by the Licensee until those criteria are met.

7.3	Should the AI Software and/or Deliverables fail to conform to an acceptance test mutually agreed upon by both parties, and has failed more than three (3) times despite numerous repeated UAT, the Licensee may terminate this Agreement in accordance to Clause 18 herein. The Licensor hereby irrevocably agrees to refund all such Licensee Fees or any part thereof which has been paid to the Licensor by the Licensee within fourteen (14) days from the date of termination of this Agreement.

8.0	CHANGE REQUEST

8.1	The Licensee may during the Term or Extended Term of this Agreement make a change request, addition or variation to the AI Software and/or Deliverables or any part thereof (hereinafter referred to as “Change Request”), subject to the terms in Clause 8 herein.

8.2	A Change Request can be made to the Licensor by providing a proposal in writing setting out the details of the Change Request, the impact of such Change Request on the Parties’ respective obligations [including amendment to the Licensee Fees (as hereinafter defined) (if any)], the dates or timeframes specified under statement or work.

8.3	Any changes made pursuant to a Change Request shall be subject to sign off by the Authorized Representatives of both Parties and shall take effect on such date as mutually agreed in writing. Nothing herein shall derogate the Parties’ rights to effect change to the scope of the AI Software and/or Deliverables or timelines by such other mode or method as they mutually deem suitable.

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9.0	Laws and regulations

9.1	The Parties agree to comply with all laws (and changes in such laws) and legal requirements applicable to them in connection with this Agreement and subject to the terms herein, shall cooperate to implement any necessary modifications to the Agreement, prior to the deadline imposed by the regulatory or other governmental body having jurisdiction for such requirement or change, if any.

9.2	Neither Party shall take any action in violation of any applicable laws and legal requirements that could result in liability being imposed on the other Party.

10.0	PERSONAL DATA PROTECTION

10.1	Both Parties shall not cause, permit or allow the Personal Data (which shall encompass personal data and sensitive personal data as defined in the Personal Data Protection Act 2010 [Act 709]) to be copied, duplicated, transcribed, processed, sold to, revealed to, or used by any other person or entity without the consent of the other Party.

10.2	The Parties shall use the Personal Data solely for the purpose of this Agreement. The Personal Data shall not be used for any other purpose except with the explicit consent of the other Party.

10.3	Each Party shall use the highest standard of diligence to ensure that its contractors, agents, employees, and representatives observe the confidentiality of the Personal Data and will prohibit any unauthorized access to, use or duplication of any of the Personal Data in whole or in part.

10.4	Each Party agrees to notify the other Party immediately of any unauthorized possession, use or disclosure of Personal Data by any person or entity not authorized by this Agreement to have such possession, use or knowledge whereby the Party will promptly furnish the other Party with the full details of such possession, use or knowledge and will provide bona fide cooperation to one another in any litigation against third parties deemed necessary to protect the Personal Data.

10.5	Nothing in this clause shall be construed in any way as a waiver of either the Party's right to recover damages or obtain other relief against the defaulting Party for its willful act, omission or negligence resulting in harm, loss or damage suffered by the non-defaulting Party.

10.6	The Parties agree that where, pursuant to this Agreement, any of the data/information which includes Personal Data are extended:

(a)	to the Licensor by the Licensee and/or collected/processed by the Licensor on behalf of the Licensee, the Licensor agrees not to conduct itself, and to procure that its employees and/or agents, to not conduct themselves, in such a manner as to cause the Licensee to be in breach of its obligations as a Data User (as defined in the Act 709).

(b)	to the Licensee by the Licensor and/or collected/processed by the Licensee for and on behalf of the Licensor, the Licensee agrees not to conduct itself, and to procure that its employees and/or agents, to not conduct themselves, in such a manner as to cause the Licensor to be in breach of its obligations as a Data User (as defined in the Act 709).

10.7	In the event of disclosure of Personal Data by the a Party (“Personal Data Disclosing Party” or “PDDP”) to the other Party (“Personal Data Receiving Party” or “PDRP”):-

(a)	The PDRP shall not disclose any Personal Data to any third party in any circumstances other than with the written consent of the PDDP. Where such consent is given by the PDDP, the PDRP shall take all reasonable steps to ensure that all such third-party contractors or agents of the PDRP comply with this Clause 10 where they are processing any Personal Data on behalf of the PDDP and shall allow the PDDP reasonable access to such information by way of audit or otherwise as is necessary to ensure the PDRP is complying with the above provisions and Act 709 as a whole;

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(b)	The PDRP shall permit the PDDP and/or its representative to inspect and audit the PDRP’s data processing activities (and/or those of the PDRP’s affiliates and sub-contractors) and comply with all reasonable requests or directions by the PDDP to enable the PDDP to verify and/or procure that the PDRP is in full compliance with its obligations under this Agreement.

(c)	The PDRP shall provide the PDDP with full co-operation and assistance as reasonably requested by the PDDP, and at the PDDP's cost and expense, in relation to any complaint or request made, including by:

(i)	providing the PDDP with any information reasonably requested by the PDDP;

(ii)	providing the PDDP with full details of the complaint or request; and

(iii)	responding to the PDDP within the reasonable timescales required by the PDDP to ensure compliance with any data access request within the relevant timescales set out in the Act 709.

10.8	The PDDP explicitly permit the PDRP to transfer Personal Data to a jurisdiction outside of Malaysia provided that the PDRP shall take measures to ensure the secured transfer of the Personal Data.

10.9	The PDRP shall have sufficient technical and organizational security measures in place to protect the Personal Data from any loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction having regard to:

(a)	the nature of the Personal Data and the harm that would result from such loss, misuse, modification, unauthorized access or disclosure, alteration or destruction;

(b)	the place or location where the Personal Data is stored;

(c)	any security measures incorporated into equipment storing the Personal Data; and

(d)	the measures taken to ensure reliability, integrity and competence of the personnel and/or appointed agent having access to the Personal Data.

10.10	Notwithstanding any other provisions contained in this Agreement, the PDRP shall indemnify and keep the PDDP indemnified against all losses, damages, fines, penalties, costs, expenses, claims, actions and/or proceedings that the PDDP may incur and/or suffer as a result of the PDRP’s breach of this entire Clause 10 or any part thereof.

11.0	LICENSOR’ OBLIGATIONS AND UNDERTAKINGS

11.1	In addition and in relation to the Licensor’s obligations set out in this Agreement, the Licensor undertakes as follows:

(a)	the license granted hereunder to the Licensee has been granted on a non-exclusive basis;

(b)	the AI Software and/or Deliverables shall be provided in a good and professional manner in accordance with industry practices;

(c)	to provide its AI Software and/or Deliverables in compliance to the market standards/practices and all the terms and conditions of this Agreement;

(d)	to operate and maintain the AI Software and/or Deliverables and any other equipment required for the purpose of performing its obligations and duties under this Agreement at its own costs and expenses;

(e)	to provide service enhancement to the AI Software and/or Deliverables including but not limited to hardware and software upgrade, service features as mutually agreed by Parties in accordance to Change Request. Notwithstanding anything to the contrary stated in this Agreement, any service enhancement requested by the Licensee shall be treated as a Change Request (if any);

(f)	to execute any other works in relation to the AI Software and/or Deliverables as may be required by the Licensee for its execution of this Agreement;

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(g)	to ensure the development, adaptation and/or design of any changes required by the Licensee from time to time at no cost to the Licensee, unless otherwise mutually agreed by the Parties in writing;

(h)	to provide assistance to the Licensee from time to time in relation to technical, administrative and service-oriented issues relating to the AI Software and/or Deliverables and any other related thereof;

(i)	comply with all applicable laws, ordinances, codes, rules, regulations, guidelines, notices, instructions, directives, directions and determinations of all the relevant authorities or with any notices, instructions, guidelines or directives given by the Licensee in connection with the AI Software and/or Deliverables from time to time. Such applicable laws, codes or regulations shall include those relating to, subversive, defamatory, obscene or pornographic materials, breach of copyright, patent or other proprietary rights or any which in the reasonable opinion of the Licensee may adversely affect due performance of the Agreement as a whole;

(j)	when requested by the Licensee and/or any lawful, regulatory, governmental or statutory authority, provide or disclose any information, promptly provide or disclose the requested information to the respective authorities and/or bodies. In the event that the Licensor is requested to disclose information by any lawful, regulatory, governmental or statutory body in relation to the AI Software and/or Deliverables, the Licensor shall provide and disclose the same information to the Licensee;

(k)	adhere to any modification, changes and/or alteration to AI Software and/or Deliverables by the Licensee due compliance with any legitimate directions and/or request from time to time implemented by the Licensee provided that License Fees shall be revised accordingly by mutual agreement of the Parties in accordance to Clause 10 above.

11.2	In consideration of the License Fees, the Licensor shall be solely and fully responsible for all liabilities, claims, proceedings, losses, damages, cost and expenses which may arise from or otherwise related to the Licensor execution of this Agreement and the provision of the AI Software and/or Deliverables under this Agreement.

12.0	PARTIES’ authorized REPRESENTATIVE

12.1	Each Party shall appoint a suitably qualified Authorized Representative as stipulated in Sections 2 and 3 of the First Schedule who shall be the primary point of contact and communications for each Party in relation to this Agreement.

12.2	The Authorized Representative appointed shall have the requisite authority to make decisions on behalf of the Party and to sign and execute all related documents and to bind the Party they are representing contractually in relation thereto and shall provide all necessary evidence of such authority to the other Party upon its request.

12.3	The Authorized Representatives shall be responsible for ensuring that the respective obligations of the Parties are carried out smoothly and effectively to achieve the objectives of this Agreement.

12.4	Any changes in either Party’s Authorized Representative shall be notified to the other Party in writing in as and when it happens and no later than thirty (30) days upon such change coming into effect.

12.5	The Authorized Representative shall oversee the provision and implementation of the AI Software and/or Deliverables and decide upon and resolve any issued issues arising and/or pertaining to the Parties’ obligations under this Agreement.

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13.0	LICENSE FEES and payment

13.1	In consideration of the performance of the Licensor of its obligations, and the provision of the AI Software and/or Deliverables pursuant to this Agreement, unless otherwise agreed by the Parties in writing, the Licensee shall pay to the Licensor the sum as stated in Section 7 of the Second Schedule (“License Fees”) in the manner and terms of payment as stipulated in Section 8 of the Second Schedule thereof (“Mode of Payment”).

13.2	Notwithstanding clause 13.1, the Licensor acknowledge and agrees that the Licensee may satisfy its obligation to make payment to the Licensor under this Agreement by causing of its holding company to make such payment by way of the holding company’s new ordinary share as stated in the Mode of Payment hereunder. The Licensor agrees that any such payment made by any such of the holding company of the Licensee shall fully satisfy and discharge the Licensee’s obligation to make such payment to the Licensor hereunder.

13.3	Notwithstanding clause 17.1 above, the Licensee Fees may be subject to review upon Parties’ mutual agreement provided that any such review or revision on the License Fees shall not be effective unless and until such revision is agreed in writing by both Parties.

13.4	All taxes, duties and charges of any kind imposed on any of the Parties and/or their officers, agents, employees or representatives by any competent tax authority (in Malaysia, the Territory or elsewhere) in connection with the performance of work under this Agreement shall be the sole responsibility of such Party concerned.

13.5	Applicable Taxes

(a)	For any imposition now or hereafter by the Government of Malaysia or the relevant authorities of the Sale and Service Tax (hereinafter referred to as “the SST”) or any relevant taxes of similar nature pursuant to the taxation policy or legislation in force in Malaysia on any supplies and/or service as made by the supplying Party under this Agreement, the Licensor shall be responsible and bear and pay the SST and all such taxes in accordance to the time, manner and mode under the latest law, regulation and/or guideline.

14.	PROPRIETARY AND Intellectual Property RIGHTS

14.1	Except as otherwise specifically provided in the Agreement, the Licensor shall retain exclusive ownership, rights, title and interest in and to the end-result of the AI Software and/or Deliverables and the documentations related thereto, in particular with regard to the processes, tools, manuals and software including its object code and or source code related to the Services, including all related Intellectual Property Rights.

14.2	Unless otherwise mutually agreed in writing, neither Party shall acquire any rights in any Intellectual Property Rights owned, created or licensed by the other Party whether created before or after the date of this Agreement, which are not related the AI Software and/or Deliverables.

14.3	All designs, improvements, discoveries, ideas, test reports, write-ups, drawings, specifications, calculations, data, notes and other materials and documents, including electronic data, arising from the performance of this Agreement or in relation to this Agreement furnished by the Licensor to the Licensee under this Agreement or prior to this Agreement (“Work Product”) shall be the intellectual property of the Licensor. The Licensor shall retain the ownership and property interests of the Work Product, including the copyrights thereto.

14.4	The Licensor warrants that the provision of the AI Software and/or Deliverables including the content provided conforms to and is in compliance with all laws relating to property and/or proprietary rights including but not limited to Intellectual Property Rights and does not infringe the Intellectual Property Rights of any person or entity.

14.5	The Licensor warrants that it has been granted the license, right and/or approval to provide the AI Software and/or Deliverables and shall continue to pay all such necessary license fees and royalties (if any) to the owner of the copyright and Intellectual Property Rights contained therein (if any) for the purpose of performing the AI Software and/or Deliverables under this Agreement.

14.6	Without prejudice to the Licensee’ rights to terminate this Agreement, the Licensor shall indemnify the Licensee in respect of any and all damages, costs and expenses (including but not limited to loss of profit and reasonable solicitor’s fees) in connection with any third-party claim against the Licensee for the AI Software and/or Deliverables provisioned by the Licensor or its use infringes any Intellectual Property Rights of any third party.

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14.7	In addition, if the AI Software and/or Deliverables provisioned by the Licensor are held to constitute any form of infringement, the Licensor shall be given thirty (30) calendar days to either:

(a)	modify the AI Software and/or Deliverables in order to avoid further or continuing infringement of the said copyright or Intellectual Property Rights; and/or

(b)	remove the infringing elements of the AI Software and/or Deliverables;

FAILING WHICH this Agreement may be terminated by the Licensee.

15.	INSURANCE

Each Party shall maintain adequate insurance protection covering its respective activities hereunder, including coverage for statutory workers’ compensation, comprehensive general liability for bodily injury. Each shall indemnify and hold the other party harmless from all liability for third party bodily injury, death, or other costs and expenses in relation thereto (including legal fees) resulting from the acts or omissions of its own officers, agents, employees or representatives.

16.	Confidentiality

16.1	Except as provided by Clauses 16.2 and 16.3 below, the Parties shall at all times during the continuance of this Agreement and after its termination:

16.1.1	use its best endeavours to keep all Confidential Information confidential and accordingly not to disclose any Confidential Information to any other person; and

16.1.2	shall not use any Confidential Information for any purpose other than for the purposes of exercising its rights and fulfilling its obligations under this Agreement.

16.2	Any Confidential Information may be disclosed by the receiving Party:

16.2.1	to any employees or approved sub-contractor of that Party or such other party as may be approved by the disclosing Party pursuant to the Agreement herein, on a need-to-know basis and to such extent only as is necessary for the purposes contemplated by this Agreement; or

16.2.2	as is required by law or under any regulations or guidelines issued by any governing body; and

16.2.3	subject always to the receiving Party exercising the same degree of care, but no less than a reasonable degree of care, to protect against the unauthorized disclosure or use of the Confidential Information as it uses to protect its own Confidential Information and using its best endeavours to ensure that the person or body to whom such disclosure is made (including its sub-licensees and sub-contractors, if any) are bound by obligations of confidentiality no less restrictive than the terms of this Agreement and keeps such Confidential Information confidential and does not use the same except for the purposes for which the disclosure is made. The Parties shall not remove any proprietary notices of the other Party from the other Party’s Confidential Information.

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16.3	The provisions of this Clause 16 shall not apply to any Confidential Information if:

16.3.1	it is at the date hereof, or hereafter becomes, public knowledge through no fault of the other Party;

16.3.2	it is independently developed by the Party without reference to or use of the other Party’s Confidential Information;

16.3.3	it is already and otherwise known by the other Party through lawful means;

16.3.4	it is or becomes part of the public domain through no wrongful act of the receiving Party or any party that obtained the information other than from the receiving Party; or

16.3.5	it is rightfully received by the other Party from a third party having the right to disclose such information.

16.4	If a receiving Party is served with any subpoena or other legal process or a court or governmental request or order requiring or purporting to require the disclosure of any of the disclosing Party’s Confidential Information, the receiving Party shall, unless prohibited by law, promptly notify the disclosing Party of such fact and cooperate fully (at the disclosing Party’s expense) with the disclosing Party and its legal counsel in opposing, seeking a protective order, seeking to limit, or appealing any such legal process, request or order to the extent deemed appropriate by the other Party.

16.5	The Parties acknowledge that the remedies at law for breach of any covenant relating to the protection of Confidential Information may be inadequate and each Party shall be entitled to seek injunctive relief or specific performance for any breach of the provisions of this Agreement relating to the protection of its Confidential Information or Intellectual Property Rights. Nothing in this Agreement shall grant any ownership of Confidential Information and/or Intellectual Property Rights of one Party to another Party.

16.6	Both Parties agree to indemnify and hold the other harmless from and against any claim, loss or expense that the other Party may suffer as a result of the negligence or failure on the part of that Party or its subsidiaries to comply with the requirements as to confidentiality herein.

16.7	The obligations of either Party under this Clause 16 shall survive the termination of this Agreement.

17.	Warranties and Representations

17.1	Further to any other warranties, undertakings and representations in this Agreement, each Party warrants to the other that:

(a)	it has all necessary corporate authority to execute and perform its obligations under this Agreement;

(b)	that the signatories to this Agreement are authorized signatories for the respective Parties and have the authority to execute any documents, for and on behalf of their companies;

(c)	there is no litigation, arbitration, tax claim, dispute or administrative proceeding at present whether current, pending or threatened which is likely to have an adverse effect on its ability to perform its obligations under the Agreement as at Agreement Date and shall keep the other Party duly notified of any such proceeding whether threatened or real that may arise during the term of this Agreement which may affect its ability to perform its obligations;

(d)	it shall ensure that its conduct will not bring any discredit upon the other Party or cause any nuisance or disruption to the other Party;

(e)	it shall not engage in any activity likely to compromise its ability to perform its obligations under this Agreement; and

(f)	it shall at all times comply with all applicable laws, rules and regulations in effect at the time of the performance of its obligations under this Agreement.

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18.	termination

18.1	Without prejudice to any other rights that the Parties may have under this Agreement or at law, either Party may terminate this Agreement immediately by notice in writing upon occurrence of any of the following events:

18.1.1	where a Party is in a breach of this Agreement which is incapable of being remedied, or where the breach is capable of being remedied and the breaching Party fails to remedy a breach of this Agreement of which it has received at least thirty (30) days prior written notice to remedy. Such breach includes but is not limited to where:

(a)	a Party materially breaches any of its obligations, warranties, representations or undertakings as set forth in the Agreement; or

(b)	a Party unreasonably delays the performance of its obligation; or

(c)	a Party’s action or inaction goes against the purpose and objective of this Agreement.

18.1.2	where the other Party:

(a)	becomes or threatens to become or is in jeopardy of becoming subject to any form of insolvency administration; or

(b)	ceases or threatens to cease conducting its business, and in the case of the Licensor where it ceases to operate as a provider of the AI Software and/or Deliverables; or

(c)	convenes any meeting of its creditors; or

(d)	passes a resolution or suffers a petition for winding up; or

(e)	has a liquidator or receiver appointed over the whole or any part of its assets; or

(f)	takes similar actions under laws of any jurisdiction for the general benefit of creditors of an insolvent or financially troubled subsidiary or parent company.

18.1.3	by mutual agreement of both Parties.

18.2	In addition, and without prejudice to any other provision herein and this Agreement shall be terminated immediately without liability to either Party if:

(a)	such termination is necessitated by law or by any order or directive from any lawful, regulatory, governmental or statutory authority having jurisdiction over the matters herein; or

(b)	such aforementioned directive or regulation expressly prohibits either Party from performing its obligations under this Agreement.

19.	Effect of Termination or Expiry

19.1	Upon this Agreement coming to an end for any reason, either by way of termination, frustration, prior determination, expiry or otherwise:

19.1.1	both Parties shall return or procure the return of all copies of Confidential Information and any other documentation and materials, in all available form, which belongs to the other Party or which was otherwise provided by the Party to the other Party in relation to this Agreement and a duly authorized officer of the Party shall certify in writing to the other Party that the Party has complied with its obligations and that no copies (in whatever form) of any documentation, software, related materials or Confidential Information relating to the other Party has been retained;

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19.1.2	each Party shall ensure the cessation of all access to and use of the all the documentation and other materials related thereto and shall return, in good condition, of all copies of the same to the other Party;

19.1.3	the Parties shall cooperate with each other to do all things reasonably necessary to bring the arrangement under this Agreement to an effective and expedient end;

19.1.4	all rights granted by one Party to the other Party will terminate immediately;

19.1.5	neither Party shall have any further claim against the other Party save in respect of any antecedent breach of this Agreement;

19.2	In event of such termination, frustration and/or prior determination under this clause, the pro-rata portion of the Licensee Fees shall be paid by the Licensee to the Licensor in respect of the AI Software and/or Deliverables received by the Licensee from the Licensor immediately prior to the termination, frustration and/or prior determination. For the avoidance of doubts, there shall be no refund of any of the Licensee Fees paid by the Licensee to the Licensor under this Agreement.

19.3	The maximum liability of the Licensor towards the Licensee howsoever arising shall be equivalent to the Licensee Fees paid by the Licensee to the Licensor as of the date of the termination.

19.4	Nothing herein shall affect other rights and remedies as may be available to a Party under this Agreement or applicable laws.

19.5	The clauses in this Agreement on Intellectual Property Rights, Confidentiality, Warranties and Representation, Effect of Termination, Liability and Indemnity, Personal Data protection, and Cyber Security and such other clauses which (whether expressly or by implication) are meant to survive the termination or expiry of this Agreement shall continue to bind the Parties following the termination or expiry of this Agreement.

19.6	In the event where the Licensor has been served with a notice of termination or non-renewal of Term of Agreement by the Licensee, the Licensor may provide reasonable assistance to the Licensee and the new Designated Licensor as and when required by the Licensee for the purposes of migrating of the relevant information (subject to any Intellectual Property Rights of the Licensor or any person entitled to the said Intellectual Property Rights) as and when requested by the Licensee. For the avoidance of doubts, nothing in this clause shall place obligation on the Licensor.

20.	Liability

20.1	Nothing in this Agreement excludes or limits the liability of either Party in respect of:

20.1.1	death or personal injury caused by its negligence (including negligence by officers, agents, employees, representatives or contractors of the Parties); and

20.1.3	liability which may not otherwise be limited or excluded under the applicable law.

20.2	Subject to Clause 20.1 above and other than as expressly provided in this Agreement, in no event will either Party be liable to the other for:

20.2.1	any economic losses (including without limitation, loss of profits, loss of contracts, business or anticipated savings); and/or

20.2.2	indirect or consequential damages whether arising from negligence, breach of this Agreement or howsoever; and/or

20.2.3	loss of goodwill or reputation; and/or

20.2.4	wasted management or staff time, suffered or incurred by a Party arising out of or in connection with this Agreement, whether or not such losses were within the contemplation of the Parties at the date of this Agreement.

20.3	The Parties acknowledge and agree that in the event of a breach of the Agreement by either Party, the non-defaulting Party shall use its best endeavour to do all things as may reasonably be necessary to mitigate any losses that it may suffer pertaining to such breach.

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21.	Indemnity

21.1	Each Party shall indemnify and hold the other harmless from all liability for bodily injury or death (including all costs, expenses and legal fees incurred thereto) resulting from its willful act or negligence, including the negligence of its own officers, agents, employees, representatives or sub-contractors.

21.2	Nothing in this Agreement shall allow the Licensee to set-off any indemnity payments, charges, fees and/or costs due and owing to it by the Licensor against the amount payable by it to the Licensor under this Agreement.

21.3	Without derogation to any other rights and remedies as may be available to the Parties, including but not limited to injunctive relief, both Parties shall indemnify the other for any loss or damages arising from the breach of their obligations as to Confidentiality, Cyber Security, Personal Data protection and Intellectual Property Rights under this Agreement.

21.4	The right to be indemnified under this Agreement is subject to the Party requiring indemnity:

21.4.1	notifying the other Party forthwith of any such claims and proceedings brought against it and the indemnifying Party having the right at its own expense to assist the defence of any such action and all negotiations for its settlement or compromise. No settlement or compromise thereof will be made without the prior written consent from the indemnifying Party, which consent will not be unreasonably withheld or delayed; and

21.4.2	the Party requiring indemnity using its reasonable endeavours to mitigate any losses, liabilities, damages, claims, expenses and costs.

21.6	In any event, the Parties shall cooperate to do all that is necessary to mitigate any losses, liabilities, damages, claims, expenses and costs that may arise under the Agreement.

22.	FORCE MAJEURE

22.1	Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or the non-performance, of any of its obligations hereunder, to the extent that the delay or non-performance is due to an event of Force Majeure of which it has notified the other, and the time for performance of that obligation shall be extended accordingly. For the purposes herein, “Force Majeure” shall mean any act, event or circumstance relied on by either Party hereto over which that affected Party could not have reasonably exercised control, including but not limited to acts of God, acts of government or other authorities, fires, lockouts, riots, wars, pandemics, epidemics, inclement weather, earthquakes and other natural disasters.

22.2	If the performance by any Party of any of its obligations under this Agreement is affected by an event of Force Majeure for a continuous period in excess of fourteen (14) days, the Parties hereto shall enter into bona fide discussions with a view to alleviating the effects or to agreeing upon such alternative arrangements or workarounds as may be fair and reasonable and/or either Party shall have the right to terminate the Agreement with immediate effect by notice to the other Party.

23.	CYBER SECURITY

23.1	The Licensor shall ensure the Designated Products is at all times comply with the security policy of the Licensee and any Licensee’ express instruction to the Licensor (collectively as “Cyber Security Policy”) from time to time.

23.2       The Licensor must:

(a)	do all things that a reasonable and prudent entity would do to ensure that all the Licensee’s data or is protected at all times from unauthorized access or use by a third party or misuse, damage or destruction by any other persons;

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(b)	provide protective measures for the Licensee’s data that are no less rigorous than accepted industry standards and commensurate with the consequences and probability of unauthorized access to, or use, misuse or loss of, the Licensee’s data; and

(c)	without limiting clauses 23.2(a) or 23.2(b), comply with all security regulations or procedures or directions as are specified in this Agreement or given by Licensee from time to time regarding any aspect of security of, or access to, Licensee’ information, material or premises.

(d)	comply with necessary protection requirements as communicated by the Licensee pertaining to the Licensee’s data;

23.3	If the Licensor becomes aware of any actual or suspected:

(a)	action taken through the use of computer networks that result in an actual or potentially adverse effect on the turnkey and/or Licensee’s data or system (“Cyber Incident”); or

(b)	any other unauthorized access or use by a third party or misuse, damage or destruction by any person (“Other Incident”), the Licensor must:

(i)	notify the Licensee in writing immediately (and no longer than 6 hours after becoming aware of the Cyber Incident or Other Incident); and

(ii)	comply with any directions issued by the Licensee in connection with the Cyber Incident or Other Incident, including in relation to:

(A)	notifying relevant governmental body, as required by the Licensee;

(B)	obtaining evidence about how, when and by whom the Licensor's information system and/or Cyber Incident has or may have been compromised, providing it to the Licensee on request, and preserving and protecting that evidence for a period of up to twelve (12) months;

(C)	implementing any mitigation strategies to reduce the impact of the Cyber Incident or other incident or the likelihood or impact of any future similar incident; and

(D)	preserving and protecting Licensee’s data (including as necessary reverting to any backup or alternative site or taking other action to recover the Licensee’s data).

23.4	The Licensor must ensure that:

(a)	all subcontracts and other statements of work (if any), which may allow or cause access to the Licensee’s Data, contain no provisions that are inconsistent with clauses 23.1, 23.2 or 23.3; and

(b)	all personnel and any contractors who have access to the Licensee’s Data shall comply with Clauses 23.2 and 23.3.

23.5	Information Security

(a)	In performing the AI Software and/or Deliverables, and in carrying out the other tasks allocated to it in the Agreement, the Licensor shall in accordance with Good Industry Practice comply with Licensee information technology, security and usage policies (including but not limited to Licensee information technology policies, data privacy policies and minimum baseline security standards) and Cyber Security Policy. In the event of any changes to such policy, the Licensee shall notify the Licensor accordingly. To the extent possible, the Licensor shall provide self-declaration of information security compliance to the Licensee’ policies at Licensee’ request.

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(b)	“Good Industry Practice” means the standards that fall within the degree of skill, care and operating practice which would reasonably and ordinarily be expected from a provider of business services similar or identical to the AI Software and/or Deliverables, having regard to factors such as the nature and size of the Parties, the service levels, the term, the pricing structure and any other relevant factors.

23.5	In any circumstances and events, the Licensor shall ensure that the provision of the AI Software and/or Deliverables shall not interfere, disturb or breach the security and integrity of any of the Licensee’ network and if such events occurs and originate from the Licensor’s servers or connections, then the Licensor shall be fully responsible for the same and immediately take action so as remedy the interference or breach of security. In the event the Licensor is not able to remedy the interference, disturbance or breach of security and integrity of Licensee’ platform arising from the provision of the content originating from the Licensor’s servers or connections, the Licensor shall immediately notify the Licensee of the same and shall promptly commence work with the Licensee to resolve the interference, disturbance or breach. The Licensee shall co-operate fully with the Licensor in having the interference, disturbance or breach resolved in the shortest possible time.

24.	NOTICES

24.1	Unless expressly stated herein, any notice or communication to be given under this Agreement shall be in writing and be in the English Language and may be given or sent:

24.1.1	by hand;

24.1.2	by international courier;

24.1.3	by e-mail,

to the Parties at the address as stated in Section 2 and Section 3 of the Second Schedule.

24.2	All notices and communications by one Party to the other shall be deemed to have been received by the other Party and be effective as follows:

24.2.1	if by hand, upon written acknowledgement of receipt by a duly authorized officer, employee, agent or representative of the receiving Party;

24.2.2	if by international courier, five (5) days after notice is posted; and

24.2.3	if by e-mail, upon sending provided that there is no return email notifying failure of delivery.

25.0	NO INDUCEMENT, GIFTS, CANVASSING OR SOLICITING OF CONFIDENTIAL INFORMATION

25.1	The Licensor shall not under any circumstances give or at any time offer to give or agree to give any person, including any personnel employed by the Licensee or acting on its behalf, any gift, commission or consideration of any kind as an inducement or reward for doing or forbearing to do or for having done or forborne to do any act in relation to the provision of the AI Software and/or Deliverables forbearing to show favour or disfavour to any person in relation to the terms set out herein.

25.2	For the avoidance of doubt, without limitation, the Licensor shall not directly or indirectly exchange, offer any gift, bribe, commission, provide rebate, consideration, personal service, indulge in unusual hospitality of any kind as an inducement or reward for any act or omission by the Licensee personnel in relation to any events related to the provision of the AI Software and/or Deliverables. The Licensor is further refrained from soliciting Confidential Information from any Licensee personnel for unethical or illegal advantage with the expectation of unfair gain, profit or advantage.

25.3	In the event that the Licensee has real grounds to believe that the Licensor has not complied with this clause, the Licensee may at its own discretion:

(a)	terminate this Agreement; and/or

(b)	seek such remedies available to it under the law including injunctive relief.

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26.0	MISCELLANEOUS

26.1	Waiver: No right of the Parties under this Agreement shall be deemed to be waived except by notice in writing signed by the Party granting the waiver and the waiver of any right shall not prejudice the rights of that Party in respect of any subsequent breach of the Agreement.

26.2	Severability: Each provision of this Agreement is severable from the other. If at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect; the remaining provisions hereof shall in no way be affected or impaired thereby.

26.3	Variation: The Parties may vary any of the provisions of this Agreement subject to the written agreement of both Parties.

26.4	Assignment and sub-contracting: Other than as provided for in this Agreement, neither the rights nor the obligations of either Party under this Agreement may be assigned, transferred, sub-contracted, novated or otherwise disposed of, in whole or in part, without the prior written consent of the other Party except to any related corporation (as defined in Section 7 of Companies Act 2016 [Act 777]) agrees to assume the obligations hereunder.

26.5	Cumulative rights: The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.

26.6	Relationship of Parties: Nothing in this Agreement shall create, or be deemed or construed to create a partnership or joint venture or the relationship of principal and agent between the Parties

26.7	Costs: Each Party shall bear its own legal fees in relation to the negotiation, preparation and execution of this Agreement. Stamp duty payable on this Agreement shall be borne by the Licensor.

26.8	Advertising and Promotion: Neither Party shall reproduce or use the other Party’s name or trade mark in any promotional or advertising material or in any public announcement or press release unless authorized by the other Party in writing, which written authorisation shall not be unreasonably withheld nor delayed.

26.9	Governing Law and Arbitration: The Parties agree that this Agreement is governed by and construed in accordance to the laws of Malaysia. In the event of any and all disputes, controversies or conflict ("Dispute") between the Parties hereto in connection with this Agreement, the Parties hereby agreed to resolve any of the Dispute first through consultation and negotiation in good faith based on the principle of mutual understanding and mutual benefits. If the consultation and negotiation does not resolve the Dispute within thirty (30) calendar days from the occurrence of the said Dispute, such Dispute shall be referred to and finally resolved by arbitration at Asian International Arbitration Centre (AIAC) in accordance with the Arbitration Rules of the AIAC for the time being in force and the proceeding shall be arbitrated by three (3) arbitrators and the arbitration shall be conducted in English language and the venue of arbitration shall be in Kuala Lumpur, Malaysia. Each Party shall have the right to appoint one (1) arbitrator each and the third (3rd) arbitrator shall be appointed by Director of the Asian International Arbitration Centre (Malaysia). The prevailing Party in the arbitration shall be entitled to claim reasonable legal fees and the arbitration fees from the non-prevailing Party. The award of the arbitration shall be final and binding on all Parties.

26.10	Entire Agreement: This Agreement together with the Schedules and Appendices annexed herein contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior written or oral agreement between the Parties relating thereto.

26.11	Successors: This Agreement together with the Schedules and Appendices herein annexed to shall be binding on the respective successors-in-title of the Parties, permitted assigns and persons deriving title thereunder.

26.12	Non-Exclusivity: This Agreement is entered into by Parties on a non-exclusive basis and nothing in this Agreement shall prevent either Party from dealing with or entering into negotiations, discussions and agreements with any third party in relation to the subject matter specified herein.

26.13	Counterparts: This Agreement may be executed by facsimile, pdf, digital signature electronic signature and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the Parties hereby agree to the terms and conditions set forth in this Agreement, including the Schedules and Appendix hereof and have hereunto set their hands and/or by electronic signatures in accordance with the respective local digital signature regulations on the day and year herein before mentioned.

Signed for and on behalf of

ZCITY SDN BHD.

[Malaysian Company Registration No.: 201701019994 (1234159-A)]

by its legal representative with the seal affixed

in the presence of :-

/s/ Vincent Tan Wei Sheng

Witness

Name: Vincent Tan Wei Sheng

N.R.I.C. No.: 841223-07-5437

/s/ Teo Chong Chan Signatory Name: TEO CHONG CHAN Designation: Chief Executive Officer

Si Signed for and on behalf of

AI LAB MARTECH SDN. BHD.

[Malaysian Company Registration No.: 202301040702(1534621-U)]

by its director

in the presence of:-

/s/ Ong Eng Seng

Witness

Name: Ong Eng Seng

N.R.I.C. No.: 881119-07-5273

/s/ Loke Chee Wai Signatory Name: LOKE CHEE WAI N.R.I.C. No.: 840918-14-5927 Designation: Director

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FIRST SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

Glossary of Terms

Acceptance Test	means the tests of acceptance of the AI Software and/or Deliverables as stipulated in Clause 7;
Authorized Representative

refers to the authorized representatives of each Party responsible to manage the provision and implementation of the Platform and the operation and management of the Service as well as this Agreement in accordance with the terms therein;

Business Day

means a calendar day not being Saturday, Sunday and/or public holiday whereby the licensed bank under Financial Services Act 2013 [Act 758] is opened for general banking business in Kuala Lumpur, Malaysia;

Change Request	has the meaning ascribed to it in Clause 8;
Confidential Information

refers to all information and data which is communicated or released to one party (“Disclosing Party”) to the other Party (“Receiving Party”) comprising of but not limited to identifiable methodology, know-how, experience, databases, flow charts, reports, software, codes, tables or other material produced in relation to this Agreement or otherwise (including the negotiations leading to it) and any other information of whatever kind (whether commercial, technical, financial, operational or otherwise, whether communicated verbally, in writing or in any other form and whether or not expressly stated to be confidential) relating to the Disclosing Party including, but not limited to, its business, products, supplier, customers, and in the case of the Licensee, includes all Licensee’s data;

Intellectual Property Rights

refers to rights in, and in relation to (including but not limited to) any patents, trademark, registered design, right, copyright and other related rights, trade and business name (including all goodwill associated with any trademarks or trade and business names) , moral rights, geographical indication, integrated circuit layout-design right, semi-conductor and other topography rights and utility models, database right, invention, domain names, object codes and or source codes, trade secret, confidential information and other proprietary rights, know-how and other technical information, any application (while pending, in process or issued) for any of the foregoing, and any other industrial, intellectual property right or protected right to the foregoing whether registered, registrable or unregistered) in any country and in any form, media or technology now known or later developed, and including the benefit of all registrations of, applications to register and the right to apply for registration of any of the foregoing items and all rights in the nature of any of the foregoing items, each for their full term (including any extensions or renewals thereof) and wherever in the world enforceable;

Source Code	the AI Software source code together with the technical documentation used in creating the executable version of the AI Software and other documentation created or used by Licensor which a reasonably skilled IT professional would require to install, operate, maintain and develop the AI Software;
Territory	refers to Malaysia.

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SECOND SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

Section	Details	Description
1.	Agreement Date	12th October 2023
2.	Licensor	Company Name	:	AI LAB MARTECH SDN. BHD.
		Malaysian Company Registration No.	:	202301040702 (1534621-U)
		Business Address	:	Unit 13A-15, Level 13A, Menara K1, No.1, Lorong 3/137c, Off Jalan Klang Lama, 58200 Kuala Lumpur
		Contact No.	:	016-229 0707
		Email Address	:	ahloke03@gmail.com
		Authorized Representative	:	Loke Chee Wai
3.	Licensee	Company Name	:	ZCITY SDN BHD
		Malaysian Company Registration No.	:	201701019994 (1234159-A)
		Business Address	:	1st Floor, No. 29 Jalan PPU 2A, Taman Perindustrian Pusant Bandar Puchong, 47100 Puchong, Selangor
		Contact No.	:
		Email Address	:	sam@treasuregroup.co
		Authorized Representative	:	Mr. Sam Teo Chong Chan
4.	Effective Date	12th October 2023

5.	Term	12 months
6.	Renewed Term	12 months
7.	License Fees	An aggregate of US Dollar Five Hundred and Sixty Three Thousand (USD$563,000.00) only
8.	Mode of Payment

All such License Fees shall be paid by the Licensee’s holding company (“TGL”) in accordance to the terms and conditions as follows: -

(a) The License Fees for this Agreement shall be satisfied through the issuance and allotment of ordinary shares of the Licensee holding company (“TGL Shares”) to the Licensor. The TGL Shares shall have an equivalent value of USD563,000.00 and the issue price per TGL share shall be based on the issuance date preceding the day of the closing price of TGL shares.

(b) The Licensee agrees to issue and allot the TGL Shares to the Licensor within ten (10) business days from the Effective Date.

(c) The TGL Shares issued to the Licensor shall be granted on a restricted stock basis for a period of 6 months from the date of issuance, which is subjected to compliance with Rule 144 of the U.S. Securities Act of 1933 (“SA 1993”).

(d) Certificates representing the TGL Shares shall bear a restrictive legend as required by applicable securities laws as stated above. The Licensor acknowledges and agrees that, during the restricted period of six (6) months, they shall not sell, transfer, pledge, or otherwise dispose of the TGL Shares except in compliance with Rule 144 of SA 1993. Any transfer or disposition shall be subject to prior notice to the Licensee.

(e) Upon the expiration of the six (6) months restricted period and upon compliance with the requirements of Rule 144 of SA 1993, the restrictions on the TGL Shares shall be automatically released, and the Licensor may freely transfer or dispose of the TGL Shares subject to applicable laws.

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THIRD SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

This Third Schedule spells out the list and the particulars of AI Software and/or Deliverables to be provided by the Licensor to the Licensee under this Agreement.

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FOURTH SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

This Fourth Schedule spells out the list and the particulars of Service Levels to be provided by the Licensor to the Licensee in relation to the maintenance of AI Software and/or Deliverables under this Agreement.

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FIFTH SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

The quotation/invoice is furnished under the Fifth Schedule and spells out the list and the particulars of Service to be provided by the Licensor to the Licensee.

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